Exhibit 10.4

DISCOVER FINANCIAL SERVICES
DIRECTORS’ COMPENSATION PLAN

AMENDMENT TO
2017 DIRECTORS’ ANNUAL EQUITY AWARD
AWARD CERTIFICATE FOR RESTRICTED STOCK UNITS

Discover awarded you restricted stock units as an incentive for you to continue to provide services as a Director of the Company from the date of the grant on May 11, 2017 through the Scheduled Vesting Date on May 11, 2018 (“2017 RSU”). Effective February 22, 2018, the 2017 RSU is hereby amended to change the Scheduled Vesting Date to immediately prior to May 2, 2018, the first annual meeting of shareholders following the date of grant.
IN WITNESS WHEREOF, Discover has duly executed and delivered this Amendment to the 2017 RSU as of February 22, 2018.

DISCOVER FINANCIAL SERVICES
By:

Doug Rose
Senior Vice President, Chief HR Officer